Exhibit 10.23

Description of Employment Arrangement with Robert C. Bruning

Our Chief Financial Officer, Robert C. Bruning, receives an annual base salary of $225,000.  Mr. Bruning earned a guaranteed minimum bonus of $25,000 because he remained in the employment of the Company through the end of our fiscal year ended September 30, 2012. Additional discretionary bonuses and future base salary adjustments may be determined by our board of directors based on Mr. Bruning’s performance and contributions to our success, as well as other factors deemed relevant by our board of directors.